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                                                                   Exhibit 21.1

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                                           Jurisdiction
                                                 of
Subsidiary                                 Incorporation
----------                                 -------------
Aldila Golf Corp.                          Delaware, U.S.

Aldila Materials Technology Corp.          Delaware, U.S.

Aldila Foreign Sales Corp.                 U.S. Virgin Islands

Aldila de Mexico, S.A. de C.V.             Mexico

Aldila Graphite Products (Zhuhai)          People's Republic of China
  Company Limited

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